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                                                                    EXHIBIT 23.2

              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 31, 2003, of our report dated March 26, 2004, appearing in the Registration Statement (Form S-8 No. 333-66700) pertaining to the 2001 Equity Incentive Plan, in the Registration Statements (Form S-8 No. 333-49524 and 333-29335) pertaining to the 1998 Incentive Stock Plan, 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and 1992 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-10773) pertaining to the 1992 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-37313) pertaining to the 1996 StemCells, Inc. Stock Option Plan and the 1997 CytoTherapeutics, Inc. StemCells Research Stock Option Plan, in the Registration Statements (Form S-3 No. 333-75806, No. 333-66692, No. 333-61726 and No. 333-83992) of Stemcells, Inc. and in the Registration Statements (Form S-3 No. 333-68900 and No. 333-91228) of CytoTherapeutics, Inc.

                                             /s/ Grant Thornton LLP

San Jose, California
March 31, 2004